EMPLOYMENT AGREEMENT


BETWEEN:

BIOMASSE INTERNATIONAL INC., corporation legally constituted in the State of Florida and located at 721 S.E.17th Street, suite 200, Fort Lauderdale, Florida, legally represented by his president, Benoit Dufresne;

                       (the "Employer") OF THE FIRST PART;

AND:

Jean Gagnon

                      (the "Employee") OF THE SECOND PART.


WHEREAS the Employer desires to employ the Employee and the Employee desires to accept such employment upon the terms and conditions set forth;

IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:

1.       POSITION AND TITLE

The Employee agrees that he will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required in the position of Vice-President Finance. It is also understood and agreed to by the Employee that his assignment, duties and responsibilities and reporting arrangements may be changed without causing termination of this agreement, on mutual agreement of Employee and Employer.

2.       TERM

The present agreement will be effective for a period of one year, starting on the 1st of January 2000 and terminating on the 1st of January 2005. This agreement may be renewable on the terms and conditions to be agreed upon by the parties.

3.       MONETARY

As full remuneration for all services provided for herein, the Employer shall pay to the Employee a salary of SEVENTY THOUSAND DOLLARS US (US70,000.) per annum, payable in regular instalments in accordance with the Employer's usual paying practices. The Employer shall annually increase the Employee's salary and may in its sole discretion, grant the Employee a salary increase. Any such change shall be deemed to be incorporated into this agreement.

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4.       BONUSES

In addition to the compensation specified in section 3 the Employee may receive an annual bonus of the Employer, based on performance of the Employee, to be defined between parties.

5.       BENEFITS

The Employee shall participate in all benefit plans which the Employer may have or provide in the future, including without limitation medical/hospital and extended health care benefits and life insurance.

6.       VACATIONS

The Employee shall be entitled to be paid vacation in each year of four (4) weeks, in addition to statutory holidays. Such vacations shall be taken at times in each year as mutually agreed upon by the Employer and the Employee, or be taken in the form of extra pay at the sole option of the Employee.

7.       AUTOMOBILE EXPENSES

The Employer will pay rental for car actually in possession of the employee, for use in carrying out his duties herein. All other expenses in connection with the car shall be paid by the Employer, including insurance, registration, maintenance, gasoline and oil, etc.

8.       STATUTORY DEDUCTIONS AND TAXES

Salary and benefit payments made pursuant to this agreement are subject to such deductions such as income tax and any other deductions required by law or statute.

9.       REIMBURSEMENT OF EXPENSES GENERALLY

The Employer shall reimburse the Employee for all reasonable expenses actually incurred by him on the Employer's behalf and in the course of his employment upon presentation of substantiating receipts.

10.      FULL-TIME ATTENTION TO BUSINESS

During the Employee's employment with the Employer, the Employee shall devote himself exclusively to the business of the Employer and shall not be employed or engaged in any capacity in any other business without the prior written approval of the Employer. The Employee is employed on a full-time basis for the Employer. It is understood and agreed to by the Employee that the hours of work involved will within reason vary and be irregular and are those hours required to meet the objectives of the employment.

11.      TERMINATION

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This  agreement  may be  terminated  by the  Employee  at any time by giving the
Employer a two week's notice in writing. The Employer may waive the notice, in whole or in part, but will remain responsible for payment of all salaries, expenses and bonuses due up until the end of the notice period.

Also, this agreement may be terminated by the Employer on the giving of one month's notice. At the conclusion of the notice period or expiry of the term or any renewal thereof, the Employer shall pay the Employee his gross salary as set out in this agreement for a six (6) month's period, payable at the Employee's departure, along with any bonuses or expenses due to the Employee at the date of termination.

12.      NOTICE

Any notice or other communication required or permitted to be given under this agreement shall be in writing and may be delivered personally or by prepaid registered mail, addressed in the case of the Employer at 721 S.E.17th Street, suite 200, Fort Lauderdale, Florida, and in the case of Employee at 6792 CROISSANT VERDON, LAVAL, (QUEBEC) CANADA.

Notice given by pre-paid registered mail shall be deemed to have been received by the Recipient on the fourth business day after mailing.

Either party may change the address to which Notice must be delivered upon simple written notice to the other party.

13.   CONFIDENTIAL INFORMATION AND TRADE SECRETS
     "PROPRIETARY INFORMATION"

The employee shall not, either during the term of his Employment or at any time thereafter, disclose to any person, unless required by law, any secrets or confidential information, "Proprietary Information" concerning the business or affairs or financial position of the Employer or any company with which the Employer is or may hereafter be affiliated.

"Proprietary Information" shall not include any information which:
a) The employer or its Representative possess on a non-confidential basis and not in contravention of any applicable law; or
b)   Is or becomes generally available through no fault of the Employee; or
c) Is received by the Employee from an independent third party that is lawfully in the possession of same and under no obligation to Employer with respect thereto; or
d) Is required to be disclosed pursuant to application law or order of a court of competent jurisdiction; or
e) Any information already known to the Employee prior to entering into the present Employment Agreement;

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14.      NON-COMPETITION AND NON-SOLLICITATION

For a period of one year from the effective date of termination of the employment hereunder, the employee shall not in any province in Canada or any states in USA where the Employer is carrying on business:
         (a) be directly or indirectly engaged in any company or firm which is a direct competitor of the Employer in the business of the Biomasse related to the pulp industries. (the "business"); (b) intentionally act in any manner that is detrimental to the relations between the Employer and its dealers, customers, employees or others, and (c) solicit any of the customers of the Employer or be connected with any person, firm or corporation soliciting any of the customers of the Employer.

15.      WAIVER

The waiver by either party of any breach or violation of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach or violation of it.

16.      AMENDMENT OF CONTRACT

This agreement contains the whole of the agreement between the Employer and the Employee and there are no other warranties, representations, conditions or collateral agreements except as set forth in this agreement.

Any modification to this agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.

17.      SECTIONS AND HEADINGS

The headings in this agreement are inserted for convenience of reference only and shall not affect interpretation.

18.      SEVERABILITY

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part such invalidity or unenforceability shall attached only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

19.      CHOICE OF LAW

The parties agree that this agreement be governed and interpreted according to the laws in force in the Province of Quebec.

The Employee acknowledges that he has read and understands this agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

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BOTH PARTIES HAVE REVIEWED AND AGREED ON ALL THE ABOVE ISSUES;



SIGNED IN FORT LAUDERDALE, THIS 1ST DAY OF January 2000.




Employee                                   Employer



_______________________________            _____________________________________
Jean Gagnon                                Benoit Dufresne, President
                                           BIOMASSE INTERNATIONAL INC.

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